Exhibit 10.2

KADANT INC.
NOTICE OF AMENDMENT TO
STOCK OPTION AGREEMENTS

1.            This amendment is effective as of September 18, 2013 with respect to the Stock Option Agreements granted to the Recipient named below on the dates specified (the "Agreements") and has been authorized and approved by the Compensation Committee of the Board of Directors of Kadant Inc. (the "Company").

Recipient: ________________________________

Stock Option Agreement dated:                                                                                    March 6, 2013

Stock Option Agreement dated:                                                                                    March 7, 2012

Stock Option Agreement dated:                                                                                    March 9, 2011

Stock Option Agreement dated:                                                                                    March 3, 2010

2.            The following sentences are added to the end of Section 2 of the Agreements:

"Your Option Shares will fully vest immediately upon your death or disability if such events occur before the date on which you cease to be an employee of the Company or an Affiliated Employer. For purposes of this Award Agreement, "disability" means that you are receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect, on the date employment ceases."

3.            By your signature below, you acknowledge receipt of this Notice of Amendment to the Agreements and agree that this Amendment is attached and made a part of the Agreements, effective as of the 18th day of September, 2013.

RECIPIENT

___________________________